Exhibit 5.1

November 7, 2003

Hovnanian Enterprises, Inc.

10 Highway 35

P.O. Box 500

Red Bank, New Jersey  07701

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

I am Senior Vice-President and General Counsel of K. Hovnanian Enterprises, Inc., a California corporation (the “Company”), and of Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and of certain of its subsidiaries (the “Subsidiary Guarantors” and, together with Hovnanian, the “Guarantors”), and as such I am acting in connection with (1) the Registration Statement on Form S-3 (File No. 333-106761) (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to an aggregate of $377,000,000 of securities of the Company and Hovnanian and (2) the issuance by the Company of $215,000,000 aggregate principal amount of 6½% Senior Notes due 2014 (the “Securities”), unconditionally guaranteed by the Guarantors and offered pursuant to the prospectus supplement dated October 20, 2003 to the prospectus dated October 17, 2003 forming part of the Registration Statement (as supplemented, the “Prospectus”) and filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission.  The Securities and the Guarantees (as defined below) were issued under an Indenture dated as of November 3, 2003 among the Company, Hovnanian and Wachovia Bank, National Association, as trustee (the “Trustee”), as supplemented by the First

Supplemental Indenture dated as of November 3, 2003 among the Company, the Guarantors and the Trustee (as supplemented, the “Indenture”).

I have examined the Registration Statement; the Prospectus; the Indenture, which will be filed with the Commission as an exhibit to the Current Report on Form 8-K of Hovnanian on November 7, 2003 (the “Current Report”); a duplicate of the global note representing the Securities; and the guarantees of the Guarantors annexed to the Notes (the “Guarantees”).  I also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of other officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.                                       The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors.

2.                                       The Securities have been duly authorized, executed, issued and delivered by the Company.

3.                                       The Guarantees have been duly authorized, executed, issued and delivered by each of the Guarantors.

4.                                       The execution, delivery and performance of the Indenture and the Securities by the Company and the execution, delivery and performance of the Indenture and the Guarantees by the Guarantors that are parties thereto does not violate or conflict with the law of the State of California or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey and the State of California.

I hereby consent to the filing of this opinion letter as Exhibit 5 to the Current Report and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ PETER S. REINHART
Peter S. Reinhart
Senior Vice-President and
General Counsel